Exhibit 10.7

TERM NOTE

Salt Lake City, Utah

[                              ] [    ], 201

FOR VALUE RECEIVED, O.COM LAND, LLC, a Utah limited liability company (“Borrower”), promises to pay to the order of                                                                (the “Bank”), on or before the Real Estate Term Maturity Date, the sum of                                                                Dollars ($                          ) or such lesser sum as may actually be owing under the Real Estate Loan made pursuant to that certain Loan Agreement of even date herewith among Borrower, Overstock.com, Inc., a Delaware corporation, the other parties thereto, including the Bank, the other Banks, the LC Issuer and U.S. Bank National Association, as Arranger and Administrative Bank (the “Loan Agreement”), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Bank, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Loan Agreement. Capitalized terms herein shall have the meaning set forth in the Loan Agreement.

This Term Note (this “Note”) represents the repayment obligation of Borrower with respect to the Real Estate Loan following the Conversion of the Real Estate Loan from the Construction Phase to the Term Phase, and, upon such event shall replace the Construction Note executed in favor of the Bank.

From the date of the Conversion (if Conversion occurs) and through the Real Estate Term Maturity Date, interest on each advance hereunder shall accrue at an annual rate equal to the Term Phase Rate.

Monthly payments of principal on the dates and in the amounts set forth on Schedule I attached hereto and incorporated herein, plus all accrued interest shall be made by Borrower in accordance with the Loan Agreement.

The full outstanding principal balance of this Note together with all unpaid accrued interest and all other monetary obligations with respect thereto under the Loan Documents shall be due and payable in full on the Real Estate Term Maturity Date.

Upon the occurrence and during the continuation of an Event of Default, the outstanding principal balance of this Note shall bear interest at the Default Rate not to exceed, however, the maximum rate permitted by law.

This Note is issued, is to be repaid, and may be accelerated under the terms and provisions of the Loan Agreement. The holders hereof are entitled to all the benefits provided for in the Loan Agreement, or referred to therein. This Note is a recourse obligation of Borrower. The provisions of the Loan Agreement are incorporated by reference herein with the same force and effect as if fully set forth herein.

This Note may be prepaid only in accordance with the terms of the Loan Agreement.  All payments on this Note shall be applied as set forth in the Loan Agreement.  Prepayments of principal shall be applied to principal installments in the inverse order of their maturity. No partial payment shall change any due date or the amount of any regularly scheduled installment of principal due.

This Note is secured by the Mortgage, the Security Agreement and the other Loan Documents.

Except as herein provided, Borrower and all others who may become liable for all or part of the principal balance hereof or for any obligations of Borrower to Bank or the holder hereof (a) jointly and severally, forever waive presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, (b) agree that the time of payment of the debt or any part thereof may be extended from time to time without modifying or releasing the lien of the Loan Documents or the liability of Borrower or any other such parties, the right of recourse against Borrower and such parties being hereby reserved by Bank; and (c) agree that time is of the essence. Upon the occurrence and during the continuation of an Event of Default, Borrower agrees to pay all costs of collection when incurred as set forth in Section 9.2 of the Loan Agreement. It is expressly agreed by Borrower that no extensions of time for the payment of this Note, nor the failure on the part of Bank to exercise any of its rights hereunder, shall operate to release, discharge, modify, change or affect the original liability under this Note or any of the other Loan Documents, either in whole or in part.

Notice pursuant to this Note shall be given in accordance with the Loan Agreement.

If from any circumstances whatsoever, by reason of acceleration or otherwise, the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then the obligations to be fulfilled will be reduced to the limit of such validity as provided in such statute or law, so that in no event shall any exaction be possible under this Note in excess of the limit of such validity.

All rights, powers, privileges and immunities herein granted to Bank shall extend to its successors and assigns and any other legal holder of this Note, with full right by Bank to assign and/or sell same pursuant to the Loan Agreement.

Section 9.6 of the Loan Agreement is hereby incorporated by reference and made a part hereof.

[signature page follows]

IN WITNESS WHEREOF, Borrower has executed this Term Note as of the date first written above.

O.COM LAND, LLC

By:
Name:
Its:

[Signature Page to Term Note]

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